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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF THE COMPANY


                                             State or Other Jurisdiction
                                             of Incorporation or
Subsidiary                                   Incorporation or Organization
----------                                   -----------------------------

170181 Canada Ltd.                           Canada
Failure Analysis Associates B.V.             Netherlands
Failure Analysis Associates, Spolka z o.o.   Poland
Exponent Realty LLC                          Delaware